Exhibit 99.1

Behringer Harvard Acquires Three More

Office Properties in Houston Market

DALLAS, September 17, 2007 – Behringer Harvard announced today that it has purchased a portfolio of three institutional-quality, multitenant office buildings located within key suburban submarkets of Houston, Texas. The portfolio consists of: 2603 Augusta, located near the Galleria in the San Felipe/Voss submarket; Northpoint Central, in the Greenspoint office submarket; and Regency Center, situated in the Westchase office submarket. The deal represents approximately 579,000 square feet of rentable office space and will increase Behringer Harvard’s Houston office holdings to a total of approximately 1.4 million square feet in six properties.

“Houston’s rate of employment growth over the past year was the highest of the nation’s 12 largest cities,” said Robert M. Behringer, founder and CEO of Behringer Harvard. “Making opportunistic acquisitions like these in such a thriving market will strengthen our overall portfolio.”

The 16-story office tower at 2603 Augusta is a Class A suburban property with approximately 242,000 square feet. The building is west of the renowned Galleria shopping mall, just north of Westheimer Road and south of San Felipe Street. The Galleria submarket has approximately 5 million square feet of retail space, 26 quality hotels, and more than 100 restaurants and entertainment venues.

Northpoint Central is a nine-story, Class A office building with approximately 180,000 square feet of rentable space. The property is located at the intersection of Interstate 45 and Sam Houston Tollway. The submarket contains one of Houston’s largest concentrations of energy companies and is home to George Bush Intercontinental Airport.

Regency Center is a six-story, approximately 157,000-square-foot suburban office building. At 2901 Wilcrest Road, Regency Center is located in a planned mixed-use development near over 100 restaurants, numerous retail establishments and hotels.

These properties have been acquired for the Behringer Harvard Opportunity REIT I, Inc., which also holds investments in assets in Arizona, California, Colorado, Massachusetts, Minnesota, Missouri, Nevada, Virginia, Texas and the Bahamas.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate program opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie.myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Allen Bourne Vice President – Marketing Behringer Harvard abourne@behringerharvard.com 469.341.2318